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                                  Exhibit 10.5

                                   TARI, INC.
                          802 - 700 West Pender Street
                           Vancouver, British Columbia
                                     Canada


April 11, 2005

Mr. Kim Drossulis
1632 Sprucemont Street
Sparks, Nevada 89434

Dear Sir:


Re:      SP Project, Storey County - Mineral Claims Lease

We hereby confirm our agreement to amend our Lease Agreement dated effective May 15, 2001, as amended, by replacing paragraph G of the original agreement with the following:

"G.  Schedule  of Minimum  Payments.  The Lessee shall pay to the Lessor minimum
 -----------------------------------  payments,  which shall be advance payments of the Royalty, of US$2,000 upon execution of this lease. The Lessee may extend this lease upon payment of the following:

1.       Pay Lessor an additional US$5,000 by July 9, 2004 (paid);

2.       Pay Lessor an additional US$5,000 by April 12, 2005;

3. Fund exploration expenditures on the SP Project of US$5,000 by April 12, 2005; and

4. Each annual payment thereafter shall be US$50,000 plus an annual increase or decrease equivalent to the rate of inflation designated by the Consumer's Price Index for that year with execution year as base year. Each such payment shall be made by January 9 of each successive year of the lease."

If the foregoing accurately sets forth your understanding of our agreement, kindly sign this Agreement where indicated below, which will then form a binding agreement between us, subject only to the terms and conditions aforesaid.

Yours truly,

TARI, INC.

PER:     /s/ Theodore Tsagkaris                      Agreed and accepted on

THEODORE TSAGKARIS                                   /s/ Kim Drossulis
C.E.O.                                               --------------------
                                                     Kim Drossulis